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                                                                    EXHIBIT 99.2

CONTACT: CAROL HAUSNER
SENIOR DIRECTOR, CORPORATE COMMUNICATIONS
781/575-0775

        ORGANOGENESIS INC. AND NOVARTIS PHARMA AG BROADEN RELATIONSHIP
                 IN THE FIELD OF LIVING WOUND-HEALING PRODUCTS

  CANTON, MA, FEBRUARY 26, 2001 - ORGANOGENESIS INC. (AMEX: ORG) AND NOVARTIS PHARMA AG, A SUBSIDIARY OF NOVARTIS AG (NYSE: NVS) TODAY ANNOUNCED THEIR SIGNING OF AN IMPORTANT AMENDMENT TO THEIR 1996 AGREEMENT. THE NEW AMENDMENT, EFFECTIVE JANUARY 2, 2001:

    . GRANTS NOVARTIS THE RIGHT TO PURCHASE AN EXCLUSIVE OPTION TO NEGOTIATE TERMS TO LICENSE ORGANOGENESIS'S PRODUCT VITRIX(TM), SOON TO COMMENCE PIVOTAL TRIALS, AND ALSO FOR A SECOND LIVING DERMAL REPLACEMENT PRODUCT CURRENTLY IN ORGANOGENESIS RESEARCH;

    . PROVIDES ORGANOGENESIS WITH SIGNIFICANTLY HIGHER PAYMENTS FOR UNITS OF APLIGRAF(R);

    . GRANTS ORGANOGENESIS THE RIGHT FOR THREE YEARS TO SELL, AT ITS DISCRETION, TO NOVARTIS UP TO $20 MILLION IN EQUITY;

    . INCLUDES FUNDING SUPPORT FROM NOVARTIS FOR UPGRADING ORGANOGENESIS'S MANUFACTURING FACILITIES AND FOR THE FACILITY INVESTMENT NEEDED FOR APPROVAL AND SALE OF APLIGRAF IN THE EUROPEAN UNION;

    . INCLUDES FUNDING SUPPORT FOR APLIGRAF CLINICAL DEVELOPMENT ACTIVITIES (E.G., TO FURTHER BROADEN ITS APPROVED USES); AND

    . INCLUDES DEVELOPMENT FUNDING SUPPORT FOR EACH LIVING DERMAL REPLACEMENT PRODUCT FOR WHICH NOVARTIS PURCHASES AN OPTION TO COMMENCE LICENSING NEGOTIATIONS.

  THE 1996 AGREEMENT BETWEEN THE COMPANIES GRANTED NOVARTIS EXCLUSIVE GLOBAL MARKETING RIGHTS TO APLIGRAF, A CELLULAR, BI-LAYERED SKIN SUBSTITUTE DEVELOPED AND MANUFACTURED BY ORGANOGENESIS. SINCE THEN, APLIGRAF HAS BECOME THE FIRST AND ONLY MASS-PRODUCED PRODUCT CONTAINING LIVING HUMAN CELLS TO GAIN FDA MARKETING APPROVAL.

  LEVERAGING ITS UNIQUE TISSUE-ENGINEERING EXPERTISE, ORGANOGENESIS HAS ADVANCED A SECOND LIVING PRODUCT, ITS VITRIX DERMAL REPLACEMENT PRODUCT, TO CLINICAL TRIAL STAGE AND HAS ANOTHER LIVING DERMAL REPLACEMENT PRODUCT IN RESEARCH. UNLIKE APLIGRAF, THESE PRODUCTS CONTAIN ONLY ONE LAYER -- A FIBROBLAST-POPULATED DERMAL LAYER -- ENABLING THEM TO BE FOLDED AND INSERTED INTO DEEP WOUNDS.

  "THIS NEW AGREEMENT REPRESENTS A MAJOR TURNING POINT FOR ORGANOGENESIS," SAID PHILIP M. LAUGHLIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, ORGANOGENESIS. "WE ARE DELIGHTED BY THE COMMITMENT NOVARTIS IS CLEARLY SHOWING TO THIS THERAPEUTIC AREA."

  "WE ARE COMMITTED TO TISSUE ENGINEERING AND THE OPPORTUNITY AFFORDED BY LIVING WOUND HEALING PRODUCTS," SAID W. DRUMMUND PARIS, HEAD OF THE TRANSPLANTATION, TISSUE ENGINEERING AND IMMUNOLOGY GLOBAL BUSINESS UNIT RECENTLY FORMED WITHIN NOVARTIS AG. "THIS NEW AGREEMENT HELPS EXPAND OUR APLIGRAF FRANCHISE. IT ALSO PROVIDES US ACCESS TO A SECOND MAJOR OPPORTUNITY -- LIVING DERMAL REPLACEMENT PRODUCTS."
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  THE AGREEMENT BY NOVARTIS TO PURCHASE EQUITY OF ORGANOGENESIS IS SUBJECT IN
  THE FUTURE TO APPLICABLE REGULATORY FILINGS.

  NOVARTIS (NYSE: NVS) IS A WORLD LEADER IN HEALTHCARE WITH CORE BUSINESSES IN PHARMACEUTICALS, CONSUMER HEALTH, GENERICS, EYE-CARE, AND ANIMAL HEALTH. IN 2000, THE GROUP'S ONGOING BUSINESSES ACHIEVED SALES OF CHF 29.1 BILLION (USD
  17.2 BILLION) AND INVESTED APPROXIMATELY CHF 4.0 BILLION (USD 2.4 BILLION) IN R&D. HEADQUARTERED IN BASEL, SWITZERLAND, NOVARTIS EMPLOYS ABOUT 67,600 PEOPLE AND OPERATES IN OVER 140 COUNTRIES AROUND THE WORLD. FOR FURTHER INFORMATION PLEASE CONSULT HTTP://WWW.NOVARTIS.COM.

  ORGANOGENESIS INC. (AMEX: ORG) IS THE ONLY TISSUE-ENGINEERING COMPANY TO HAVE DEVELOPED AND GAINED FDA MARKETING APPROVAL FOR A MASS-PRODUCED PRODUCT CONTAINING LIVING HUMAN CELLS. THE COMPANY'S PRODUCT DEVELOPMENT FOCUS INCLUDES LIVING TISSUE REPLACEMENTS, CELL-BASED ORGAN ASSIST DEVICES AND OTHER TISSUE-ENGINEERED PRODUCTS. LEAD PRODUCT APLIGRAF -- A CELLULAR, BI-LAYERED SKIN SUBSTITUTE -- IS APPROVED AND MARKETED FOR THE TREATMENT OF VENOUS LEG ULCERS AND DIABETIC FOOT ULCERS. THE ORGANOGENESIS RESEARCH PIPELINE INCLUDES LIVING DERMAL REPLACEMENT PRODUCTS SUCH AS VITRIX, AS WELL AS A CORONARY VASCULAR GRAFT AND A LIVER ASSIST DEVICE. FOR FURTHER INFORMATION PLEASE CONSULT HTTP://WWW.ORGANOGENESIS.COM.

  Statements in the press release which are not historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. There can be no guarantee regarding the timing or level of development of Apligraf sales, that Organogenesis will exercise its right to sell equity to Novartis, of the results of clinical trials for Vitrix or research with respect to Organogenesis's other living dermal replacement product, of the amount of funding that ultimately will be received from Novartis or of a decision by Novartis to purchase an option with respect to or to license either or both of the dermal replacement products. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise. Apligraf(R) is a registered trademark of Novartis. Vitrix(TM) is a trademark of Organogenesis Inc.